Exhibit 10.10

DIRECTOR NOMINATION AGREEMENT

This DIRECTOR NOMINATION AGREEMENT, dated as of September 11, 2014 (this “Agreement”), is by and between Veritex Holdings, Inc., a Texas corporation (the “Company”), and SunTx Veritex Holdings, L.P. (the “Investor”), to be effective as set forth in Section 3(n).

WHEREAS, the Company has determined that it is in its best interests to effect an initial public offering (“IPO”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, in connection with the IPO, the Company and the Investor desire to enter into this Agreement, setting forth certain rights and obligations with respect to the nomination of directors to the Board of Directors of the Company (the “Board”) and other matters relating to the Board and Bank Board (as defined below) from and after the IPO.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Subsidiary” means, of any Person, any other Person (a) in which it directly or indirectly owns at least 50% of such Person’s voting capital securities, or (b) with which it is required to be consolidated under U.S. generally accepted accounting principles.

Section 2.  Governance Matters.

(a)                                 The Investor shall be entitled to nominate one person to be elected to the Board (and appointed to up to any two committees thereof designated by the Investor from time to time) (the “Board Representative”) as long as the Investor and/or any of its Affiliates collectively own 4.9% or more of the number of shares of Common Stock issued and outstanding (counting as shares of Common Stock owned by the Investor and its Affiliates all shares of Common Stock into which shares of convertible securities of the Company owned by the Investor and its Affiliates are convertible or exercisable) (the “Qualifying Ownership Interest”). If the Investor and its Affiliates no longer has a Qualifying Ownership Interest, the Investor will have no further rights under Sections 2(a) through 2(d) and, in each case at the written request of the Board, shall use its reasonable best efforts to cause its Board Representative to resign from the Board as promptly as possible thereafter.

(b)                                 The Board Representative shall be the Company’s nominee to serve on the Board. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company and the Board shall recommend to its shareholders the election of the Board Representative to the Board and solicit proxies for the Board Representative to the same extent as it does for any of its other nominees to the Board.

(c)                                  Upon the death, resignation, retirement, disqualification or removal from office of the Board Representative, the Investor shall have the right to designate a replacement for the Board Representative. The Board and the Company shall use their reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person being the Company’s nominee to serve on the Board, using all reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company, the Board recommending to the Company’s shareholders the election of such person and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board).

(d)                                 For so long as the Investor and/or any of its affiliates collectively have a Qualifying Ownership Interest, the Company shall cause each Board Representative to be elected to the Board of Directors of Veritex Community Bank, a Texas state chartered bank (the “Bank Board”) (and appointed to up to any two committees thereof designated by the Investor from time to time).

(e)                                  The Company hereby agrees that for so long as the Investor and/or any of its Affiliates collectively have a Qualifying Ownership Interest, the Company shall invite a person designated by the Investor (a “Non-Voting Observer”) to attend meetings of the Board and the Bank Board (including any meetings of any committees thereof) in a nonvoting observer capacity. Any such Non-Voting Observer shall be permitted to attend all meetings of the Board and the Bank Board. The Investor shall have the right to remove and replace its Non-Voting Observer at any time and from time to time. The Company and the Bank, as the case may be, shall furnish to any Non-Voting Observer (i) notices of Board and Bank Board meetings no later than, and using the same form of communication as, notice of Board and Bank Board meetings are furnished to directors and (ii) copies of any materials prepared for meetings of the Board and Bank Board that are furnished to the directors no later than the time such materials are furnished to the directors; provided that failure to deliver notice, or materials, to such non-voting observer in connection with such Non-Voting Observer’s right to attend and/or review materials with respect to, any meeting of the Board or Bank Board shall not, by itself, impair the validity of any action taken by such Board or Bank Board at such meeting. Such Non-Voting Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company and the Bank generally applicable to directors or officers of the Company.

(f)                                   The Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board and Bank Board, and the Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or Bank Board or any committee thereof, to the same extent as the other members of the Board and

Bank Board. The Company and the Bank, as applicable, shall notify the Board Representative of all regular meetings and special meetings of the Board and Bank Board and of all regular and special meetings of any committee of the Board or Bank Board of which the Board Representative is a member. The Company and the Bank, as applicable, shall provide the Board Representative with copies of all notices, minutes, consents and other material that it provides to all other members of the Board and Bank Board concurrently as such materials are provided to the other members.

(g)                                  Notwithstanding any provision hereof to the contrary, the Investor will not seek to exercise its rights hereunder to appoint the Board Representative to any committee of the Board or the Bank Board (i) with authority to act on behalf of the full Board or Bank Board between formal meetings of the Board or Bank Board, as the case may be, (ii) with authority to oversee all the committees of the Board or Bank Board, as the case may be, or (iii) with responsibility for the internal audit or compensation functions of either the Company or the Bank.

(h)                                 Notwithstanding the provisions of this Section 2, the Investor shall not be entitled to designate a Person as the Board Representative upon a written determination by the Nominating and Corporate Governance Committee of the Company (which determination shall set forth in writing reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, the Investor shall be entitled to select a Person as a replacement nominee and the Company shall use its reasonable best efforts to cause such Person to be nominated as the Board Representative at the same meeting (or, if permitted, pursuant to the same action by written consent of the shareholders) as such initial Person was to be nominated.  Other than with respect to the issue set forth in the preceding sentence, neither the Company nor any other party to this Agreement shall have the right to object to the Board Representative.

Section 3.  Miscellaneous.

(a)                                 Avoidance of Cross-Guaranty Liability.  Neither the Company nor the Investor shall take, permit or allow any action that would cause the Company or any Subsidiary to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Subsidiary of the Company.  Each party hereto that breaches its obligations under this Section 3(a) or that believes it is reasonably likely to breach such obligation, shall immediately notify the other party hereto and shall cooperate in good faith with the Board promptly to take such actions as are necessary to cure or avoid such breach.

(b)                                 Governing Law.  This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, without giving effect to the choice of law principles thereof.

(c)                                  Certain Adjustments.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term “Common Stock” shall include all such other securities.

(d)                                 Enforcement.  Each of the parties agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which any party hereto may have. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in Dallas County, Texas for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Subject to applicable law, each party hereto hereby consents to service of process made in accordance with Section 3(g).

(e)                                  Successors and Assigns.  Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The Investor may assign its rights and obligations hereunder, in whole or in part, to any of its Affiliates in connection with a transfer of shares of Common Stock to such Affiliate; provided, however, that the Investor and its Affiliates shall have the right to designate only one Board Representative and one Non-Voting Observer, and such rights shall be exercised collectively by the Investor and its Affiliates.

(f)                                   Entire Agreement; Termination.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.  This Agreement shall terminate and be of no further force and effect at such time as the Investor ceases to beneficially own at least the Qualifying Ownership Interest.

(g)                                  Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent by fax, as set forth on the signature page hereto (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof).  All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(h)                                 Waiver.  Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

(i)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)                                    Headings.  The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

(k)                                 Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

(l)                                     Amendments and Waivers. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by each of the parties hereto.

(m)                             Third Party Beneficiaries.  This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies.

(n)                                 Effectiveness.  This Agreement shall become effective upon the consummation of the IPO.  Until and unless the IPO occurs, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  If the IPO has not been consummated on or before December 31, 2014, then this Agreement shall have no effect and no party shall have any right or obligation hereunder.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VERITEX HOLDINGS, INC.

By:
Name:	C. Malcolm Holland, III
Title:	Chairman and Chief Executive Officer

Veritex Holdings, Inc.
8214 Westchester Drive, Suite 400
Dallas, Texas 75225
Fax Number: (972) 349-6155

SUNTX VERITEX HOLDINGS, L.P.,

By:	SunTx Capital Partners II GP, L.P., its general partner

By:	SunTx Capital II Management Corp., its general partner

By:
Name:
Title:

SunTx Veritex Holdings, L.P.
5420 LBJ Freeway
Suite 1000
Dallas, Texas 75240
Fax Number: 972-661-9977

[Signature Page to Director Nomination Agreement]